Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree as follows:

(i)           Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)          Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: January 3, 2011

Arlon Capital Partners II LP

By:	Arlon Capital Partners II General Partners LP, its general partner

By:	Arlon Capital Partners Management Company LLC, its general partner

By:	/s/ Michelle Brooks
Name: Michelle Brooks
Title: Managing Principal

Arlon Capital Partners II General Partners LP

By:	Arlon Capital Partners Management Company LLC, its general partner

By:	/s/ Michelle Brooks
Name: Michelle Brooks
Title: Managing Principal

Arlon Capital Partners Management Company LLC

By:	/s/ Michelle Brooks
Name: Michelle Brooks
Title: Managing Principal

Continental Grain Company

By:	/s/ Paul J. Fribourg
Name: Paul J. Fribourg
Title: Chief Executive Officer and President

Paul J. Fribourg

By:	/s/ Paul J. Fribourg